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                                                                   Exhibit 4.8


THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.


                      PREFERRED STOCK PURCHASE WARRANT


Warrant No.  1
             -


                           MPATH INTERACTIVE, INC.

                        Void after September 30, 2002


     1. Issuance. This Warrant is issued to Lighthouse Capital Partners, L.P. by Mpath Interactive, Inc., a Delaware corporation (hereinafter with its successors called the "Company").

     2. Purchase Price; Number of Shares. The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the
Company:

     (a) at a price per share (the "Lot A Purchase Price") of $4.14, 9,058 fully paid and nonassessable shares of Series B Preferred Stock, $.0001 par value, of the Company (the "Lot A Preferred Stock");

     (b) at a price per share equal to the Lot A Purchase Price. 5,434 fully paid and nonassessable shares of Series B Preferred Stock, $.0001 par value, of the Company (the "Lot B Preferred Stock"); provided. however, that the right to purchase shares under this paragraph (b) shall not be exercisable until on or after the date on which the Company delivers to Holder a Notice of Election to increase the lease line amount to $800,000 under that certain Master Equipment Lease Agreement and the related Lease Line Schedule, each dated as of September 29, 1995, by and between the Company and Holder (the "Master Lease"), as contemplated by the Master Lease;

     (c) at a price per share equal to the then current fair market value per share of Series B Preferred Stock, as determined in good faith by the Company's board of directors (the "Lot C Purchase Price"), that number of shares of fully paid and nonassessable shares of Series B Preferred Stock, $.0001 par value, of the Company (the "Lot C Preferred Stock") equal to (i) $30,000 divided by (ii) Lot C Purchase Price; provided, however, that the right to purchase shares under this paragraph (c) shall not be exercisable until on or after the date on which the Company delivers to Holder a Notice of Election to increase the lease line amount to $1,200,000 under the Master Lease, as contemplated by the Master Lease;

(The Lot A Purchase Price and the Lot C Purchase Price are sometimes referred to herein collectively, as the "Purchase Price" and the Lot A Preferred Stock, Lot B Preferred Stock and Lot C Preferred Stock are sometimes referred to herein collectively, as the "Preferred Stock.") Until such time as this Warrant is exercised in full or

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expires, the Purchase Price and the securities issuable upon exercise of this
Warrant are subject to adjustment as hereinafter provided. The person or persons on whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

     3. Payment of Purchase Price. The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

     4. Net Issue Election. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

                                   X= Y(A-B)
                                      ------

                                       A


where:  X =    the number of shares of Preferred Stock to be issued to the
               Holder pursuant to this Section 4.

        Y = the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.

        A = the fair market value of one share of Preferred Stock, as determined in good faith by the Board, as at the time the net issue election is made pursuant to this Section 4.

        B = the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

Subject to Section 7 hereof, the exercise of this Warrant pursuant to this
Section 4 may be made contingent upon the closing of the Company's public offering of Common Stock. The fair market value of a share of Preferred Stock or Common Stock (issued upon conversion thereof) as of a particular date means: (a) if conversion is effective as of the closing of the Company's public offering of any securities pursuant to a registration statement under the Securities Act, the "price to public" specified for such shares in the final prospectus for such public offering, (b) if the Company's stock is publicly traded, the closing sale price of the Company's stock for the trading day immediately preceding the date of exercise, and (c) otherwise, the price as determined in good faith by, the Board of Directors of the Company.

     5. Partial Exercise. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

     6. Fractional Shares. In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this
Section 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall issue the next higher number of full shares of Preferred Stock, issuing a full share with respect to such fractional share.

     7. Expiration Date; Automatic Exercise. This Warrant shall expire at the close of business on September 30, 2002, and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on

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behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

     8. Reserved Shares; Valid Issuance. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock, $.0001 par value, of the Company (the "Common Stock", free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     9. Stock Splits and Dividends. If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

     10. Mergers and Reclassifications. If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 10, the term "Reorganization" shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock )other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

     11. Certificate of Adjustment. Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     12.  Notices of Record Date, Etc. In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any fight to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

          (b) any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

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then in each such event the Company will provide or cause to be provided to the
Holder a written notice thereof. Such notice shall be provided at least twenty
(20) business days prior to the date specified in such notice on which any such action is to be taken.

     13. Representations, Warranties and Covenants. This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

           A. The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

           B. The shares of Preferred Stock issuable upon the exercise of this Warranty have been duly authorized and reserved for issuance by the Company and when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

           C. The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Company's Amended and Restated Certificate of Incorporation or by-laws, or any law, statute, regulation, role, judgment or order applicable to the Company,
(ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

           D. As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder the financial and other information described in that certain Lease Line Schedule No. 01 to Master Equipment Lease Agreement No. 116 between the Company and Lighthouse Capital Partners, L.P. dated as of September 29, 1995.

           E. The Company grants to the Holder the Registration Rights contained in Section 1 of the Company's Amended and Restated Investors Rights Agreement dated as of August 16, 1995 (the "Investors Rights Agreement"), so that (i) the shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable upon exercise of this Warrant shall be "Registrable Securities," and (ii) the Holder shall be a "Holder", for all purposes of such Investors Rights Agreement. Holder agrees to be bound by the terms of Section 1 of the Investors Rights Agreement.

     14. Amendment. The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder

     l5.   Notices, Transfers, Etc.

           A. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

           B. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the

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Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

           C. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant

     16. No Impairment. The Company will not, by amendment of its Amended and Restated Certificate of Incorporation of through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders.

     17. Governing Law. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California.

     18. Successors and Assigns. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

     19. Business Days. If the last or appointed day for the taking of any action required of the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday, in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

     20. Qualifying Public Offering. If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Company's Amended and Restated Certificate of Incorporation in effect immediately prior to such offering, or if all of the Company's Preferred Stock is converted into Common Stock pursuant to the Company's Amended and Restated Certificate of Incorporation, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock and the Holder shall thereupon have the right to purchased, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

     21. Value. The Company and the Holder agree that the value of this Warrant on the date of grant is $100.


Dated: 9/29, 1995                 MPATH INTERACTIVE, INC.
       ----

[CORPORATE SEAL]                  By: Paul Matteucci
                                      --------------
                                  Title: President and CEO
                                         -----------------

Attest: Jeffrey Y. Suto
        ---------------
        Assistant Secretary

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                                 Assignment

      For value received _______________________________________________ hereby sells, assigns and transfers unto ______________________________________________
________________________________________________________________________________
            [Please print or typewrite name and address of Assignee]
________________________________________________________________________________
the within Warrant, and does hereby irrevocably constitute and appoint _________ __________________________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.


Dated:_______________________


                                 _____________________________________________


In the Presence of:


_____________________________
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                                Subscription


To:________________________________________      Date:________________________

     The undersigned hereby subscribes for ______________ shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                              ________________________________________________
                              Signature


                              ________________________________________________
                              Name for Registration


                              ________________________________________________
                              Mailing Address


                          Net Issue Election Notice


To:__________________________________________________  Date:__________________

     The undersigned hereby elects under Section 4 to surrender the right to purchase _____________ shares of Preferred Stock pursuant to this Warrant. The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:


                              ________________________________________________
                              Signature


                              ________________________________________________
                              Name for Registration


                              ________________________________________________
                              Mailing Address